                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            IMMERSION CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 IMMERSION LOGO

                                                                  April 25, 2001

TO THE STOCKHOLDERS OF IMMERSION CORPORATION

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Immersion Corporation (the "Company"), which will be held at the Silicon Valley Convention Center, 2161 North First Street, San Jose, California 95131, on Tuesday, June 5, 2001, at 10:00 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ ROBERT O'MALLEY
                                          Robert O'Malley
                                          President and Chief Executive Officer

                             IMMERSION CORPORATION
                                  801 FOX LANE
                           SAN JOSE, CALIFORNIA 95131
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 2001
                            ------------------------

     The Annual Meeting of Stockholders (the "Annual Meeting") of Immersion Corporation (the "Company") will be held at the Silicon Valley Convention Center, 2161 North First Street, San Jose, California 95131, on Tuesday, June 5, 2001, at 10:00 a.m. for the following purposes:

          1. To elect one (1) member of the Board of Directors to serve for a three-year term as a Class II director;

          2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001; and

          3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the attached Proxy Statement.

     Only stockholders of record at the close of business on April 10, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 801 Fox Lane, San Jose, California 95131 during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ CRAIG FACTOR
                                          Craig Factor
                                          Secretary

San Jose, California
April 25, 2001

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                             IMMERSION CORPORATION
                                  801 FOX LANE
                           SAN JOSE, CALIFORNIA 95131
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 2001
                            ------------------------

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Immersion Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Silicon Valley Convention Center, 2161 North First Street, San Jose, California 95131, on Tuesday, June 5, 2001, at 10:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 25, 2001.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On April 10, 2001, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 18,544,593 shares of Common Stock outstanding. Each stockholder of record on April 10, 2001 is entitled to one vote for each share of Common Stock held by such stockholder on April 10, 2001. Shares of Common Stock may not be voted cumulatively in the election of directors. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

QUORUM REQUIRED

     The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     Generally, stockholder approval of a matter, other than the election of directors, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors. Shares voted to abstain on a matter will be treated as entitled to vote on the matter and will thus have the same effect as "no" votes. Broker non-votes are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter, but are counted as present for quorum purposes. The term "broker non-votes" refers to shares held by a broker in street name which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The election of directors and ratification of the appointment of independent public accountants are generally considered to be routine matters on which brokers may vote without instructions from beneficial owners.

PROXIES

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted as follows: (i) FOR the election of the Board nominee named in this Proxy Statement or otherwise nominated as described in this Proxy Statement; (ii) FOR Proposal No. 2; and (iii) in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to Victor Viegas, Vice President, Finance and Chief Financial Officer of the Company, at the Company's principal executive offices to be received before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail or telephone following the original solicitation.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Amended Certificate of Incorporation (the "Certificate of Incorporation"), the Company's Board is divided into three classes -- Class I, II and III directors. Each director is elected for a three year term of office, with one class of directors being elected at each annual meeting of stockholders. Each director holds office until his successor is elected and qualified or until his earlier death, resignation or removal. In accordance with the Certificate of Incorporation, one Class II director is to be elected at the Annual Meeting, Class III directors are to be elected at the annual meeting in 2002 and Class I directors are to be elected at the annual meeting in 2003.

     One Class II director is to be elected to the Board at the Annual Meeting, to serve until the annual meeting of stockholders to be held in 2004 and until his successor has been elected and qualified, or until his earlier death, resignation or removal.

NOMINEES

     The nominee for election as the Class II Director is Jonathan Rubinstein. The nominee is presently serving as a director of the Company. Shares represented by all proxies received by the Board and not so marked as to withhold authority to vote for Mr. Rubinstein (by writing Mr. Rubinstein's name where indicated on the proxy) will be voted (unless Mr. Rubinstein is unable or unwilling to serve) FOR the election of Mr. Rubinstein. The Board knows of no reason why Mr. Rubinstein would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of another nominee of the Board.

     The information below sets forth the current members of the Board of Directors, including the nominee for Class II Director:

                                 CLASS OF                                                         DIRECTOR
          NAME             AGE   DIRECTOR                   PRINCIPAL OCCUPATION                   SINCE
          ----             ---   --------                   --------------------                  --------
Jonathan Rubinstein......  44       II      Senior Vice President of Hardware Engineering, Apple    1999
                                            Computer, Inc.
Steven Blank.............  47        I      Private Investor                                        1996
Charles Boesenberg.......  52        I      President, Post PC Ventures                             2000
Robert O'Malley..........  55      III      President and Chief Executive Officer, Immersion        2000
                                            Corporation
Louis Rosenberg..........  31      III      Chairman, Immersion Corporation                         1993

NOMINEE TO SERVE AS A DIRECTOR FOR A TERM EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS (CLASS II DIRECTOR):

  Jonathan Rubinstein

     Mr. Rubinstein has served as a member of the Board since October 1999. Since February 1997, Mr. Rubinstein has served as senior vice president of hardware engineering at Apple Computer, Inc., a personal computer company. From August 1993 to August 1996, Mr. Rubinstein was executive vice president and chief operating officer of Fire Power Systems, a developer and manufacturer of Power PC-based computer systems. Mr. Rubinstein has a bachelors and masters of science degree in electrical engineering from Cornell University and a master of science degree in computer science from Colorado State University.

DIRECTORS SERVING FOR A TERM EXPIRING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS (CLASS I DIRECTOR):

  Steven Blank

     Mr. Blank has served as a member of the Board since October 1996. From November 1996, until August 1999, Mr. Blank served as executive vice president of marketing for E.piphany, an enterprise software company that Mr. Blank co-founded. From February 1993 to October 1996, Mr. Blank served as chief executive officer of Rocket Science Games, a video game software company. From February 1990 to January 1993, Mr. Blank served as vice president of marketing of SuperMac, a supplier of Macintosh peripherals.

  Charles Boesenberg

     Mr. Boesenberg has served as a member of the Board since February 2000. Since February 2000, Mr. Boesenberg has served as President of Post PC Ventures, a management consulting group. From February 2000 to December 2000, Mr. Boesenberg served as a member of the merger transition and integration team of Wind River Systems, Inc., an embedded systems software company, which was the surviving corporation of a merger with Integrated Systems, Inc. From December 1998 to February 2000, Mr. Boesenberg served as president and chief executive officer of Integrated Systems, Inc., an embedded systems software company. From December 1997 to December 1998, Mr. Boesenberg served as president and chief executive officer of Magellan Corporation, a satellite access products company, which was the surviving corporation of a merger with Ashtech, Inc., a business-to-business global positioning systems company, where Mr. Boesenberg served as president and chief executive officer from January 1995 to January 1997. Mr. Boesenberg currently serves as a director of Symantec Corporation and Epicor Software. Mr. Boesenberg has a bachelor of science degree in mechanical engineering from the Rose Hulman Institute of Technology and a master of science degree in business administration from Boston University.

DIRECTORS SERVING FOR A TERM EXPIRING AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS (CLASS III DIRECTOR):

  Robert O'Malley

     Mr. Robert O'Malley has served as our President and Chief Executive Officer since October 2000. From June 1999 to July 2000, he served as president of Intermec Technologies Corporation, a supply chain management company, a subsidiary of Unova, Inc., an industrial technologies company. From May 1995 to June 1999, Mr. O'Malley held several executive positions at MicroAge, an information technologies company, and its wholly-owned subsidiary Pinacor, a distributor of communications product solutions, including serving as its chief executive officer from March 1998 until June 1999 and President of MicroAge from November 1996 until February 1998. From 1976 to 1995, Mr. O'Malley held a variety of management positions at IBM, an information systems company, including general manager of desktop systems from September 1994 to February 1995. Mr. O'Malley holds a bachelor of science degree in aeronautical engineering from the University of Minnesota, and a master of business administration from Arizona State University. Mr. O'Malley is a board member of the University of North Dakota Aerospace Foundation, serves on the board of regents of Brophy College Preparatory, and is a member of the Global Advisory Council for Thunderbird Graduate School of International Management. Mr. O'Malley served as a captain in the United States Air Force from 1967 to 1973.

  Louis Rosenberg

     Dr. Louis Rosenberg is a founder of Immersion and has served as Chairman since May 1993. Dr. Rosenberg also served as our President and Chief Executive Officer from May 1993 until October 2000. Since April 1997, Dr. Rosenberg has also served as a manager of MicroScribe LLC, a licensing company in which we hold a membership interest. Dr. Rosenberg holds bachelor of science, master of science and doctorate degrees in mechanical engineering from Stanford University. Dr. Rosenberg currently serves as a director of the Humane Society of Silicon Valley.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
           A VOTE "FOR" THE CLASS II DIRECTOR NOMINEE LISTED HEREIN.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the year ended December 31, 2000, the Board held six meetings. Each of the current directors attended at least 75% of the total number of meetings of the Board and meetings held by all Committees of the Board on which each such director served during the year. The Board has a standing audit committee, compensation committee and executive committee.

  Audit Committee

     The audit committee met four times in 2000. The audit committee reviews with the Company's independent auditor the scope and timing of its audit services and any other services that the auditor is asked to perform, the auditor's report on the Company's consolidated financial statements following completion of its audit, and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the audit committee makes annual recommendations to the Board regarding the appointment of an independent auditor for the upcoming year. The members of the audit committee are Mr. Blank, Mr. Rubinstein and Mr. Boesenberg.

  Compensation Committee

     The compensation committee met six times in 2000. The compensation committee reviews and approves the compensation of the Company's executives and administers the Company's stock plans. The members of the compensation committee are Mr. Blank and Mr. Rubinstein.

  Executive Committee

     The executive committee met four times in 2000. The executive committee exercises certain powers of the Board during intervals between meetings of the Board. The members of the executive committee are Mr. Rosenberg, Mr. Boesenberg and Mr. O'Malley.

DIRECTOR COMPENSATION

     No cash compensation is paid to directors. Under guidelines adopted by the Board in July 2000, each director of the Company is granted an option to purchase 25,000 shares of common stock under the

Company's 1997 Stock Option Plan on the date the director first becomes a member of the Board. In addition, each director who has served for at least eleven months, receives an additional 7,500 share option grant at the first meeting of the Board following each annual meeting of the Company's stockholders. Subject to continued service to the Company, options granted to directors vest as to 25% of the shares on the first anniversary of their grant date, with the remaining portion vesting as to 2.083% per month thereafter.

     In 2000, the Company granted options to purchase the Company's common stock to its directors. The options granted to Messrs. O'Malley and Rosenberg, the Company's employee directors, are described in the Summary Compensation Table. The options granted to Messrs. Blank, Boesenberg and Rubinstein, the Company's non-employee directors, are described in the following table.

                                                       SHARES SUBJECT    EXERCISE PRICE
                                      DATE OF GRANT      TO OPTION         PER SHARE
                                      -------------    --------------    --------------
Mr. Blank...........................     7/26/00            7,500            $23.13
Mr. Boesenberg......................     2/16/00           25,000            $36.00(1)
                                         2/16/00           60,000            $36.00(1)
                                         7/26/00            7,500            $23.13
Mr. Rubinstein......................     7/26/00            7,500            $23.13

---------------
(1) These option grants were subsequently cancelled as of October 25, 2000 pursuant to Stock Option Cancellation Agreements dated October 25, 2000.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table presents information concerning compensation earned during the years ended December 31, 2000 and December 31, 1999 by each person who served as the Company's chief executive officer in 2000 and the Company's four other most highly compensated executive officers in 2000 (collectively, the "Named Executive Officers"). In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the compensation described in this table does not include perquisites and other personal benefits received by these executive officers that do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these officers.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                       ------------
                                                               ANNUAL COMPENSATION      SECURITIES
                                                              ---------------------     UNDERLYING
         NAME AND PRINCIPAL POSITION           FISCAL YEAR    SALARY($)    BONUS(1)     OPTIONS(2)
         ---------------------------           -----------    ---------    --------    ------------
Robert O'Malley..............................     2000        $ 42,244(3)        --      500,000
  President and Chief Executive Officer
Louis Rosenberg, Ph.D. ......................     2000        $211,539           --        7,500
  Chairman(4)                                     1999        $179,587     $ 50,000      227,894
Victor Viegas................................     2000        $150,206     $ 18,750           --
  Vice President, Finance and                     1999        $ 66,154(5)  $  6,250      564,900
  Chief Financial Officer
J. Stuart Mitchell,..........................     2000        $151,287     $114,193      100,000
  Executive Vice President, Business Groups       1999        $ 49,333(6)  $  6,250      356,660
Bruce Schena.................................     2000        $147,479     $ 26,365           --
  Vice President, Chief Technology Officer        1999        $141,963           --       49,087
Kenneth Martin...............................     2000        $125,858     $ 36,685      187,500
  Vice President, Engineering                     1999        $117,275     $ 10,000       14,526

---------------
(1) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(2) All figures in this column represent options to purchase the Company's common stock.

(3) Mr. O'Malley was appointed President and Chief Executive Officer in October 2000. Compensation is for partial year.

(4) Dr. Rosenberg served as President and Chief Executive Officer until October 2000.

(5) Mr. Viegas joined the Company in August 1999. Compensation is for partial year.

(6) Mr. Mitchell joined the Company in August 1999. Compensation is for partial year.

OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2000.

     The following table presents information with respect to stock options granted during 2000 to the Named Executive Officers.

                  STOCK OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                            NUMBER OF     PERCENT OF                                  VALUE AT ASSUMED
                            SECURITIES   TOTAL OPTIONS                                 ANNUAL RATES OF
                            UNDERLYING    GRANTED TO                               STOCK APPRECIATION FOR
                             OPTIONS       EMPLOYEES     EXERCISE                      OPTION TERM(2)
                             GRANTED        DURING         PRICE     EXPIRATION   -------------------------
           NAME               (#)(3)      PERIOD (%)     ($/SHARE)      DATE          5%            10%
           ----             ----------   -------------   ---------   ----------   -----------   -----------
Robert O'Malley...........   500,000         13.57        $ 9.00      10/20/10    $ 2,830,026   $ 7,171,841
Louis Rosenberg, Ph.D. ...   500,000(1)      13.57        $34.75        2/3/10    $10,927,044   $27,691,275
                               7,500           0.2        $23.13       7/26/10    $   109,036   $   276,377
Victor Viegas.............        --            --            --            --             --            --
J. Stuart Mitchell........   100,000          2.71        $16.38       8/30/10    $ 1,029,815   $ 2,609,753
Bruce Schena..............   125,000(1)       3.39        $34.75        2/3/10    $ 2,731,761   $ 6,922,819
                              47,300(1)       1.28        $39.00        2/7/10    $ 1,160,122   $ 2,939,977
Kenneth Martin............   125,000          3.39        $34.75        2/3/10    $ 2,731,761   $ 6,922,819
                              62,500          1.70        $ 8.09      10/25/10    $   318,142   $   806,234

---------------
(1) These options were subsequently cancelled on October 25, 2000 pursuant to a Stock Option Cancellation Agreement dated October 25, 2000.

(2) The potential realizable value represents the hypothetical gains of the options granted based on assumed annual compound stock appreciation rates over the exercise price per share (before taxes). Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock. There can be no assurance that any of the value reflected in this table will be achieved.

(3) Each option vests as to 25% of the underlying shares 12 months after the date of grant and as to 2.0833% monthly thereafter over the next 36 months. The option has a maximum term of ten years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table presents information for the Named Executive Officers concerning option exercises during 2000 and the value of exercisable and unexercisable options held as of December 31, 2000 by these officers:

                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                   UNDERLYING OPTIONS           IN-THE-MONEY OPTIONS
                                  SHARES                           AT FISCAL YEAR END         AT FISCAL YEAR END($)(2)
                                ACQUIRED ON   VALUE REALIZED   ---------------------------   ---------------------------
             NAME               EXERCISE(#)       ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------------   -----------   -------------   -----------   -------------
Robert O'Malley...............        --                --             --       500,000              --            --
Louis Rosenberg, Ph.D. .......    90,340        $1,379,262      1,055,721        84,932      $7,076,325      $270,702
Victor Viegas.................        --                --        188,300       376,600              --            --
J. Stuart Mitchell............        --                --        118,886       337,774              --            --
Bruce Schena..................    58,300        $1,063,631        400,242         8,940      $2,779,202      $ 34,473
Kenneth Martin................    40,175        $1,079,517         68,023       190,224      $  448,841      $ 10,504

---------------
(1) Upon exercise of the options, an option holder did not necessarily receive the amount reported above under the column "Value Realized." The amounts reported above under the column "Value Realized" merely reflect the amount by which the fair market value of the Common Stock of the Company on the date the option was exercised exceeded the exercise price of the option. The option holder does not realize any cash until the shares of Common Stock issued upon exercise of the options are sold.

(2) Based on the closing price of the Common Stock of the Company as reported on The Nasdaq National Market System at December 31, 2000, the last day of trading of the Company's Common Stock during fiscal year 2000, of $7.516 per share, less the exercise price payable for such shares.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     The options granted to Robert O'Malley, President and Chief Executive Officer of the Company, accelerate in the event of a change in control of the Company and, as a result, he is terminated, if he resigns due to a material reduction in his duties or if the Company moves his principal office more than 60 miles from San Jose. If one of these events occurs, 50% of the unvested shares will become vested. In addition, if the Company terminates Mr. O'Malley's employment other than for cause, the Company will pay him a severance payment equal to twelve months of base salary (or, if lesser, the number of months before he finds other employment) and a portion of his options will also accelerate. If the termination occurs before the first anniversary of his start date, 25% of the shares will become vested, and if the termination occurs after his first anniversary, vesting will be accelerated by 6 months.

     The options granted to Victor Viegas, Vice President, Finance and Chief Financial Officer of the Company, accelerate in the event of a change in control of the Company, if he resigns due to a material reduction in his duties or if the Company moves his principal office more than 60 miles from San Jose. If one of these events occurs within 18 months of his start date, vesting will be accelerated by 12 months and if one of these events occurs more than 18 months after his start date, 50% of the unvested shares will become vested. In addition, if the Company terminates Mr. Viegas' employment other than for cause, the Company will pay him a severance payment equal to six months of base salary (or, if lesser, the number of months before he finds other employment) and a portion of his options will also accelerate. If the termination occurs before the first anniversary of his start date, 37.5% of the shares will become vested, and if the termination occurs after his first anniversary but within 18 months of his start date, vesting will be accelerated by 12 months.

     The options granted to J. Stuart Mitchell, Executive Vice President of the Company's Business Groups, accelerate in the event that the Company moves his principal office more than 60 miles from San Jose within 12 months of his start date, there is a change in the Company's control that results in his termination of employment or if he resigns due to a material reduction in his duties. If one of the events occurs, vesting will be accelerated by 12 months. In addition, if the Company terminates Mr. Mitchell's employment other than for cause, the Company will pay him a severance payment equal to three months of base salary (or, if lesser, the number of months before he finds other employment) and the vesting of his options will be accelerated by three months.

     The Company's 1994 stock option plan provides that, in the event of a change in control, the Board may either arrange with the acquiring corporation that outstanding options be assumed or that equivalent options be substituted by the acquiring corporation; or provide that any unexercisable or unvested portions of the outstanding options shall be immediately exercisable and vested in full. The options terminate if they are not assumed, substituted or exercised prior to a change of control.

                             AUDIT COMMITTEE REPORT

     Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to monitor the integrity of the financial statements of the Company, oversee the independence of the Company's independent auditor, and recommend to the Board the selection of the independent auditor. During fiscal 2000, the Audit Committee met four times, and discussed the interim financial information contained in each quarterly earnings announcement with the Vice President of Finance, Controller and the Company's independent auditor prior to the public release. Each of the members of the Audit Committee meets the independence requirements of Nasdaq. A copy of the charter is included in Appendix A to this proxy statement.

     Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent auditor has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

     In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee:

     - reviewed and discussed the audited financial statements with the Company's management;

     - discussed with Deloitte & Touche LLP, the Company's independent auditor, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended;

     - reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditor its independence, and concluded that the nonaudit service performed by Deloitte & Touche LLP are compatible with maintaining its independence;

     - based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's 2000 Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission; and

     - instructed the independent auditor that the Committee expects to be advised if there are any subjects that require special attention.

                                          AUDIT COMMITTEE

                                          Steven Blank
                                          Charles Boesenberg
                                          Jonathan Rubinstein

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Deloitte & Touche LLP has been the independent accounting firm that audits the financial statements of the Company since 1997. In accordance with standing policy, Deloitte & Touche LLP periodically changes the personnel who work on the audit.

PRINCIPAL ACCOUNTING FIRM FEES

     Aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

Audit Fees...............................................  $0.2 million
Financial Information Systems Design and Implementation
  Fees...................................................  $0
All Other Fees...........................................  $0.3 million(1)(2)

---------------
(1) Includes fees for tax consulting and other non-audit services.

(2) The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                         COMPENSATION COMMITTEE REPORT

     This Compensation Committee Report describes the compensation policies and rationale applied to the compensation paid to the Company's executive officers for the fiscal year ended December 31, 2000. The compensation committee has the authority to administer the Company's stock option plans, establish the level of base salary payable to the Chief Executive Officer ("CEO") and the other executive officers of the Company and the responsibility of approving the bonus program to be in effect for the CEO and the other executive officers.

     General Compensation Policy. The Committee's fundamental compensation policy is to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers whose contributions are necessary for the long term success of the Company. Accordingly, each executive officer's compensation package consists of: (i) base salary; (ii) annual cash bonus; and (iii) long-term stock-based incentive awards.

     Base Salary. The base salary for each executive officer is set on the basis of personal performance, taking into account the average salary levels in effect for comparable positions with companies having total revenues similar to the Company's. Each individual's base pay is positioned relative to the total compensation package, including cash bonus incentives and long-term stock-based incentives.

     Cash Bonuses. Certain of the Company's executive officers are paid mandatory quarterly bonuses in accordance with the terms of their offer letters with the Company. In addition, certain of the Company's executive officers are eligible for annual bonuses based on the achievement of both corporate and functional objectives, including sales targets and patent issuances. Effective as of January 2001, the Company has adopted a revised annual cash bonus program applicable to all of the Company's executive officers that provides for the payment of bonuses based upon the Company meeting certain revenue objectives.

     Long-term Incentive Compensation. During the fiscal year ended December 31, 2000, the Committee made discretionary option grants to all of the executive officers of the Company other than Mr. Viegas under the Company's 1997 Stock Option Plan based on each officer's personal performance. Option grants were generally made at varying times and in varying amounts in the discretion of the Committee. Typically, the size of each grant was set at a level that is deemed appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varied from individual to individual.

     Options generally vest over four years. Thus, the vesting of each option is contingent upon the executive officer's continued employment with the Company. Accordingly, the options provided compensation to the executive officer only if he remained in the Company's employ, and then only if the market price of the Company's Common Stock appreciated over the option term.

     CEO Compensation. On October 22, 2000, Mr. Robert O'Malley was hired as President and Chief Executive Officer of the Company after an extensive search conducted by the Board, with the assistance of an executive search firm. Mr. O'Malley's fiscal year 2000 compensation was governed by an offer letter relating to his hiring. In approving Mr. O'Malley's compensation, the Committee focused on the importance of hiring a President and Chief Executive Officer with an outstanding business and leadership record. The final determination of his compensation was made primarily on the basis of Mr. O'Malley's qualifications for the position. For 2001, Mr. O'Malley will receive a base salary of $250,000 and a one-time relocation bonus of $150,000. In addition, he is eligible to participate with other executives of the Company in a bonus pool, the size of which depends upon the Company's revenues exceeding certain targets. Pursuant to the offer letter, Mr. O'Malley was granted a nonstatutory option to purchase, within 10 years, 500,000 shares of the Company's common stock at a purchase price of $9.00 per share. Subject to earlier vesting, and continued employment, the option will vest as to 25% of the shares on the first anniversary of employment, with the remaining portion vesting as to 2.083% per month thereafter. The terms of Mr. O'Malley's option agreement are further described in the section entitled "Employment Contracts and Change In Control Arrangements."

     From 1993 to October 2000, Mr. Rosenberg, the Company's Chairman, served as the Company's CEO. The Committee's decision with respect to Mr. Rosenberg's 2000 salary, bonus and options was based primarily on Mr. Rosenberg's performance of his duties. In February 2000, the Committee approved an option to Mr. Rosenberg of 500,000 shares of the Company's common stock. In October 2000, Mr. Rosenberg and the Company mutually agreed to the cancellation of this option. Mr. Rosenberg did not receive a cash bonus in 2000.

                                          COMPENSATION COMMITTEE

                                          Steven Blank
                                          Jonathan Rubinstein

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Neither of these individuals serving on the Compensation Committee was at any time during fiscal year 2000, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company is or was a party in which the amount involved exceeds $60,000 and in which any of its directors, executive officers or holders of more than 5% of the Company's capital stock had or will have a direct or indirect material interest other than: the salaries, options, share repurchase and other agreements that are described in the transactions described below.

OTHER TRANSACTIONS

  Logitech Agreements.

     In addition to Logitech being a holder of more than 5% of the Company's capital stock, Logitech is a licensee that accounts for a large portion of the Company's licensing and consulting services revenue. In 2000, the Company recorded revenue of approximately $1.3 million from Logitech. In October 1996, the Company entered into a royalty-based license agreement and a technology product development agreement with

Logitech. The license agreement grants Logitech a world-wide, irrevocable, non-exclusive license under the Company's patents for touch-enabled gaming products. Pursuant to the technology product development agreement, the Company provided Logitech consulting services with respect to the development of a touch-enabled joystick. In March 2000, the Company and Logitech amended this technology product development agreement in response to Logitech's desire for the Company's assistance in developing an updated joystick product. Pursuant to the license agreement, Logitech is required to pay the Company a royalty of 5% of the revenue it receives when it sells a gaming product incorporating the Company's technology to third parties. If Logitech ships more than 100,000 units in a single year without a modification in technical specifications, the royalty for that product will be reduced by 0.67% for the following year. If Logitech ships more than 200,000 units in subsequent years without a modification in technical specifications, the royalty will be reduced in each subsequent year by a further 0.67%. However, the royalty rate may not drop below 3%. In September 2000, the Company and Logitech signed a letter agreement affirming that Logitech's Wingman Rumblepad product is considered a royalty-bearing product under the license agreement.

     In April 1998, the Company entered into a royalty-based license agreement and a technology product development agreement with Logitech. Pursuant to the technology product development agreement, the Company provided Logitech consulting services with respect to the development of a touch-enabled mouse. Under the development agreement, the Company also agreed that it would not enable a third-party to ship a similar touch-enabled mouse product until October 23, 1999. Pursuant to the license agreement, the Company granted Logitech an irrevocable, non-exclusive, worldwide license to technology incorporated by Logitech into a touch-enabled mouse product. Pursuant to the license agreement, Logitech is required to pay the Company a royalty of 5% of the revenue it receives from the sale of touch-enabled mouse products. In March 2000, the Company and Logitech amended this license agreement to cover a new technology developed by the Company for a lower-cost, touch-enabled mouse to be targeted for use with productivity and web applications. Under the amendment, the Company and Logitech have agreed to promote the existing mouse technology together with the new lower-cost mouse technology as a product family. The amendment also requires Logitech to pay the Company a royalty of 5% of the revenue it receives from products based upon this new tactile mouse technology.

     The Company signed a co-marketing agreement with Logitech in November 1999 in which the Company agreed to assist Logitech with the launch and promotion of its touch-enabled mice. Under the terms of the agreement, for a period of five calendar quarters, beginning in the first calendar quarter of 2000, the Company will reimburse Logitech for certain marketing related expenses not to exceed $200,000 per quarter. Only third-party marketing services that are targeted at promoting Logitech's touch-enabled mice are eligible for reimbursement. In addition, all promotional activities will have to be approved by the Company in advance. In order to remain eligible for reimbursement, Logitech will have to include the Company's brand and slogan on all its marketing materials that reference touch-enabled functionality or products, and commit to other conditions regarding its touch-enabled mice.

  MicroScribe Agreements.

     On July 1, 1997, the Company formed MicroScribe LLC ("MicroScribe"), a privately-held limited liability company with two types of outstanding membership interests -- class 1 membership interests and class 2 membership interests.

     In July 1997, the Company entered into an exchange agreement, a patent license agreement and an intellectual property license agreement with MicroScribe. Pursuant to the exchange agreement and the patent license agreement, the Company assigned its patents and associated intellectual property relating to three-dimensional digitizing products and the Pin-Point arm, a medical device used for image-guided biopsies whose design is based on the Company's three-dimensional digitizing product, to MicroScribe in exchange for a worldwide, royalty-free, exclusive, irrevocable license and all of the class 1 membership interests and class 2 membership interests in MicroScribe. The Company retained the class 1 membership interest and distributed the class 2 membership interests to the stockholders of the Company at the time of the exchange agreement, including:

                                                            PERCENTAGE INTEREST
                NAME OF BENEFICIAL HOLDER                   OWNED IN MICROSCRIBE
                -------------------------                   --------------------
Louis Rosenberg, Ph.D. ...................................          25.9%
Bruce Schena..............................................           8.6
Timothy Lacey.............................................          10.8

     There are no membership interests in MicroScribe other than the class 1 and class 2 membership interests. MicroScribe has not issued any additional membership interests other than the initial issuance of the class 1 and class 2 membership interests to the Company. Accordingly, stockholders who have acquired shares of the Company after the one-time distribution do not own any membership interests in MicroScribe. The following table presents information regarding the percentage interest in MicroScribe of each director, officer and 5% stockholder who has an interest in MicroScribe and each member of the immediate family of such director, officer and 5% stockholder.

                                                            PERCENTAGE INTEREST
                NAME OF BENEFICIAL HOLDER                   OWNED IN MICROSCRIBE
                -------------------------                   --------------------
5% STOCKHOLDERS
Timothy Lacey.............................................         10.78

DIRECTOR AND EXECUTIVE OFFICERS
Steven Blank..............................................           1.0
Kenneth Martin............................................           2.0
Louis Rosenberg, Ph.D. ...................................         25.94
Bruce Schena..............................................          8.56
Craig Factor..............................................          0.08

IMMEDIATE FAMILY OF 5% STOCKHOLDER, DIRECTOR AND OFFICER
Max and Helen Johnston....................................          0.36
Patrick Lacey.............................................          0.37
Patrick and Nina Lacey....................................          0.29
Arthur and Marilynn Rosenberg.............................          0.79
Arthur Rosenberg..........................................          0.32
Marilynn Rosenberg........................................          0.21

     The total distribution paid to these persons pursuant to their percentage interests owned in MicroScribe in 2000 was approximately $47,820.

     MicroScribe's sole business is the licensing of its patents and associated intellectual property to the Company. Distributable cash from its licensing activities is distributed 99% to the class 2 members and 1% to the Company, as the sole class 1 member. Pursuant to the terms of the license agreement, MicroScribe granted the Company rights to use intellectual property of MicroScribe for the development and distribution of three-dimensional digitizing products. Under the intellectual property license agreement, the Company pays MicroScribe a formula-based royalty that varies between 5% and 10% of the net receipts the Company receives from selling products incorporating MicroScribe technology. Based upon the formula-based royalty with MicroScribe, the Company recorded an expense of $116,000 in 1998, $132,000 in 1999 and $117,000 in 2000.
The agreement, which has a term of ten years and is scheduled to expire in 2007, also provides that beginning in 2002 the royalty rate will be set at 10% for the remainder of the license term. Products for which the Company currently pays MicroScribe a royalty include the Company's MicroScribe-3D digitizing product and the Pin-Point arm, a medical device used for image-guided biopsies whose design is based upon the MicroScribe-3D. The agreement also requires MicroScribe to indemnify the Company against claims that the technology it has delivered to us infringes a third party's intellectual property rights.

  Cybernet Agreements.

     In March 1999, the Company acquired patents and in-process technology from Cybernet Systems Corporation in exchange for 1,291,200 shares of the Company's common stock. In addition, the Company entered into a consulting services agreement with Cybernet, under which the Company issued Cybernet a warrant to purchase 322,800 shares of Common Stock at an exercise price of $3.66 and agreed to pay Cybernet $300,000. The Company paid $150,000 of this amount in March 1999 and $75,000 of this amount in January 2000. The Company paid the remaining $75,000 to Cybernet in January 2001. In connection with this acquisition and consulting arrangement, the Company agreed to provide Cybernet with registration rights with respect to their common stock and the common stock issuable upon exercise of this warrant. As a result of these transactions, Cybernet is a holder of more than 5% of the Company's capital stock.

  There Agreements.

     In October 1999, the Company entered into a marketing agreement with There. In addition, in April 2000, the Company purchased 540,540 shares of Series D Preferred Stock of There for approximately $1.0 million. Mr. Blank, a member of the Board, serves as a director and is a minority shareholder of There. Pursuant to the marketing agreement, There has agreed to promote the Company's touch-enabling technologies and its licensees' touch-enabled products. The Company also has agreed to promote There's services through a number of means, including providing There up to $300,000 for its advertising and marketing programs. In February 2001, the Company and There amended the marketing agreement. The amendment reduced by $100,000 the amount that the Company will make available to There for its advertising and marketing programs, and further specified how the Company's touch-enabling technologies will be incorporated into There's products.

  Indemnification.

     In addition to indemnification provisions in the Company's bylaws, the Company has entered into agreements to indemnify its directors and executive officers. These agreements provide for indemnification of the Company's directors and executive officers for some types of expenses, including attorney's fees, judgments, fines and settlement amounts incurred by persons in any action or proceeding, including any action by or in the right of the Company, arising out of their services as the Company's director or executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between November 12, 1999 (the date the Company's Common Stock commenced public trading) and December 31, 2000, with the cumulative total return of (i) the Nasdaq Stock Market Total Return Index (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the JP Morgan H&Q Technology Index, over the same period. This graph assumes the investment of $100.00 on November 12, 1999, in the Company's Common Stock, The Nasdaq Stock Market-U.S. Index and the JP Morgan H&Q Technology Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                COMPARISON OF 13 MONTH CUMULATIVE TOTAL RETURN*
                          AMONG IMMERSION CORPORATION,
                       THE NASDAQ STOCK MARKET-U.S. INDEX
                     AND THE JP MORGAN H&Q TECHNOLOGY INDEX

                              [PERFORMANCE GRAPH]

------------------------------------------------------------------------------------
Cumulative Total Return   11/12/99    12/99     3/00      6/00      9/00      12/00
------------------------------------------------------------------------------------
 IMMERSION CORPORATION    100.00     206.04    322.15    161.07     83.22     40.35
 NASDAQ STOCK MARKET-
  U.S. INDEX              100.00     126.13    141.58    123.09    113.28     75.91
 JP MORGAN H&Q
  TECHNOLOGY INDEX        100.00     129.28    145.84    130.99    128.61     83.58
------------------------------------------------------------------------------------

---------------
* $100 invested on 11/12/99 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

     The Company effected its initial public offering on November 12, 1999 at a per share price of $12.00. The graph above, however, commences with the closing price of $18.625 per share on November 12, 1999, the date the Company's Common Stock commenced public trading.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                                 PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2001. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests. Deloitte & Touche LLP has audited the Company's financial statements since 1997. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The Audit Committee considered whether the non-audit services rendered by Deloitte & Touche LLP were compatible with maintaining Deloitte & Touche LLP's independence as auditor of the Company's financial statements.

      THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT
                      STOCKHOLDERS VOTE "FOR" PROPOSAL 2.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their fiscal year 2000 transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for fiscal year 2000, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than 10% stockholders, except that Mr. O'Malley inadvertently failed to timely file a Form 4 covering one transaction relating to a purchase of Immersion common stock. The report was promptly filed upon discovery of the oversight.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 20, 2001 certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors, and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                            AMOUNT AND
                                                            NATURE OF       OPTIONS
                                                            BENEFICIAL    INCLUDED IN
                                                            OWNERSHIP     BENEFICIAL     PERCENT OF
                     BENEFICIAL OWNER                         (1)(2)       OWNERSHIP      CLASS(3)
                     ----------------                       ----------    -----------    ----------
Jundt Associates, Inc.,...................................  1,485,200             --         8.0
  1550 Utica Avenue South, Suite 950
  Minneapolis, Minnesota 55416
Mazama Capital Management Inc.............................  1,423,750             --         7.7
  One SW Columbia, Suite 1860
  Portland, Oregon 97258
Cybernet Systems Corporation..............................  1,216,110        311,502         6.5
  727 Airport Boulevard
  Ann Arbor, Michigan 48108-1639
Logitech International S.A................................  1,172,329             --         6.4
  6505 Kaiser Drive
  Fremont, CA 94555-3615
Timothy Lacey.............................................    980,251        189,552         5.3
EXECUTIVE OFFICERS AND DIRECTORS
Robert G. O'Malley........................................      5,000             --           *
Kenneth Martin............................................    223,145        109,506         1.2
J. Stuart Mitchell........................................    159,959        156,038           *
Bhartendu Parekh..........................................         --             --           *
Louis Rosenberg(4)........................................  2,352,780      1,066,440        12.0
Bruce Schena(5)...........................................    732,875        408,188         3.9
Victor Viegas.............................................    250,289        247,143         1.4
Craig Factor..............................................    110,096         72,997           *
Steven Blank..............................................    154,513         63,779           *
Charles Boesenberg........................................      2,550             --           *
Jonathan Rubinstein.......................................     60,878         48,808           *
All executive officers and directors as a group (11
  persons)................................................  4,052,085      2,172,899        19.6

---------------
 *  Less than 1% of the outstanding shares of Common Stock.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company's knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Immersion Corporation, 801 Fox Lane, San Jose, California 95131.

(2) The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within 60 days after March 20, 2001 held by the person whose percentage of outstanding stock is calculated.

(3) Based on 18,542,335 shares of Common Stock deemed outstanding as of March 20, 2001.

(4) Includes 4,400 shares held of record by Mr. Rosenberg's wife and trust for minor child.

(5) Includes 4,734 shares held of record by Mr. Schena's mother as custodian for minor child.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2002 Annual Meeting of Stockholders or who intend to present a proposal without inclusion of such proposal in the Company's proxy materials must submit the proposal to the Company no later than December 28, 2001. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

     It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying Proxy Card in the envelope which has been enclosed.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ CRAIG FACTOR
                                          Craig Factor
                                          Secretary

San Jose, California
April 25, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

                      ADOPTED BY THE BOARD OF DIRECTORS OF

                             IMMERSION CORPORATION

COMPOSITION:

     The audit committee shall be composed of three or more directors, as determined by the board of directors, each of whom shall meet the independence and financial literacy requirements of NASDAQ, and at least one of whom shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     Unless a chair is designated by the board of directors, the committee members may appoint their own chair by majority vote.

RESPONSIBILITIES:

     1. Recommend to the board of directors the selection of the independent auditor, evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend to the board of directors replacement of the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the board of directors and the audit committee, as representatives of the stockholders.

     2. Ensure the receipt of, and evaluate, the written disclosures and the letter that the independent auditor submits to the audit committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor and, if so determined by the audit committee in response to such reports, recommend that the board of directors take appropriate action to address issues raised by such evaluation.

     3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

     4. Instruct management and the independent auditor that the committee expects to be informed if there are any subjects that require special attention or if they perceive any significant weaknesses in the company's information and reporting systems.

     5. Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information and the adequacy of internal financial controls.

     6. Review the management letter delivered by the independent auditor in connection with the audit.

     7. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10Q; provided that this responsibility may be delegated to the chairman of the audit committee.

     8. Meet at least once each year in separate executive sessions with management and the independent auditor to discuss matters that any of them or the committee believes could significantly affect the financial statements and should be discussed privately.

     9. Have such meetings with management and the independent auditor as the committee deems appropriate to discuss significant financial risk exposures facing the company and management's plans for monitoring and controlling such exposures.

     10. Review significant changes to the company's accounting principles and practices proposed by the independent auditor or management.

     11. Conduct or authorize such inquiries into matters within the committee's scope of responsibility as the committee deems appropriate. The committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

     12. Provide minutes of audit committee meetings to the board of directors, and report to the board of directors on any significant matters arising from the committee's work.

     13. At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the board of directors.

     14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

     15. In the performance of its responsibilities, the Audit Committee is the representative of the shareholders. However, it is not the responsibility of the Audit Committee to plan or conduct audits, or to determine whether the company's financial statements are complete and accurate or in accordance with generally accepted accounting principles.

                                                                      1929-PS-01

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                              IMMERSION CORPORATION
                             IN CONJUNCTION WITH THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  JUNE 5, 2001

The undersigned stockholder of IMMERSION CORPORATION, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April, 25 2001, and hereby appoints Robert O'Malley and Victor Viegas, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IMMERSION CORPORATION to be held on Tuesday, June 5, 2001, at 10:00 a.m., local time, at the Silicon Valley Convention Center, 2161 North First Street, San Jose, California 95131, and for any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. Under Delaware law and the Company's By-laws, no business shall be transacted at an annual meeting other than the matters stated in the accompanying Notice of Meeting, which matters are set forth below. However, should any other matter or matters properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the proxy holders named above to vote the shares they represent upon such other matter or matters in their discretion.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF THE PROPOSAL TO ELECT ONE DIRECTOR AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                           DIRECTORS OF THE COMPANY.

--------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
--------------------------------------------------------------------------------

1. Proposal to elect as director Jonathan Rubinstein to serve for a three-year term as a Class II director.

            For               Withhold

            [ ]                 [ ]

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year ending December 31, 2001.

            For               Against          Abstain

            [ ]                 [ ]              [ ]

     (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign.)

     Signature(s):

     ---------------------------------------------

     ---------------------------------------------

     Dated:                                 , 2001
           ---------------------------------
              (Be sure to date Proxy.)

     Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed and postage-paid envelope.